Oak Value Capital Management, Inc.

                                 Code of Ethics
                   As Amended and Restated September 14, 2007

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Oak Value  Capital  Management,  Inc.  (the  "Adviser")  is  confident  that its directors, officers and employees act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with the interests of clients, including any registered open-end investment companies advised by the Adviser (an "Affiliated Fund"), where officers, directors and employees of the Adviser know about or have the power to influence current or future client transactions and engage in securities transactions for their personal accounts. In an effort to prevent any conflicts of interest and in accordance with Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), the Adviser has adopted this Code of Ethics (the "Code") to address transactions that may create conflicts of interest, and to establish reporting requirements and enforcement procedures.

This Code is based on the principle that the directors, officers and employees of the Adviser have a fiduciary duty to place the interests of clients first and to conduct all personal securities transactions in a manner that does not interfere with client transactions or otherwise take unfair advantage of the relationship of the director, officer or employee to the Adviser's clients. Adviser personnel must adhere to this general principle as well as comply with the specific provisions of this Code. Technical compliance with this Code will not insulate from scrutiny trades which indicate an abuse of an individual's fiduciary duty.

A.       STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in the Adviser by its clients, and to give effect to the belief that the Adviser's operations should be directed to the benefit of its clients, the Adviser hereby adopts the following general principles to guide the actions of its directors, officers and employees:

      (1) The interests of the Adviser's clients, including an Affiliated Fund and its shareholders, are paramount. In conducting themselves and the operations of the Adviser, all Adviser personnel must place the interests of the clients before their own.

      (2) The personal securities transactions of Adviser personnel must be effected in such a way as to avoid a conflict between the personal interests of Adviser personnel and the interests of the Adviser's clients.

      (3) Adviser personnel must avoid actions or activities that allow such a person, or a member of his or her family to profit or benefit from his or her position with the Adviser, or that otherwise call into question such person's independent judgement.

      (4) In conducting themselves and the operations of the Adviser, Adviser personnel are expected to comply with applicable federal securities laws.

B.    DEFINITIONS

      (1)   "ACCESS PERSON" means:
            o     any director or officer of the Adviser;
            o any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered


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                  Securities  for a  client,  or whose  functions  relate to the making of any recommendations with respect to such purchases or sales; and
            o any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a client with regard to the purchase or sale of Covered Securities for such client.

      (2) "ALTERNATE REVIEW OFFICER" is any person appointed by the Adviser to review the reports of the Compliance Officer or to perform such other duties as may be required to assist the Compliance Officer in fulfilling his or her obligations under this Code.

      (3) "BENEFICIAL OWNERSHIP" of a security is to be interpreted in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. This means that a person will generally be considered to have "beneficial ownership" of any security in which he or she has direct or indirect pecuniary (monetary) interest. In addition, a person will be deemed to have "beneficial ownership" of securities held by his or her spouse, minor children, a relative who shares the same home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared investment power.

      (4) "COMPLIANCE OFFICER" means the person(s) appointed by the Adviser to administer the provisions of this Code. Where this Code requires action by the Compliance Officer, the Compliance Officer will consult with such management personnel of the Adviser as may be appropriate under the circumstances.

      (5) "CONTROL" has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) of the 1940 Act provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company; however, this presumption may be countered by the facts and circumstances of a given situation.

      (6) "COVERED SECURITY" has the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, and includes stocks, bonds, investment contracts, profit-sharing agreements, transferable shares, options on securities, interests in limited partnerships, limited liability companies or similar pooled investment vehicles, or in general any interest or instrument commonly known as a "security." In the case of an interest in a pooled investment vehicle that invests in securities, the Covered Security will be the interest in the pooled investment vehicle, and not the underlying securities in which the vehicle invests, provided that the pooled investment vehicle receives investment advice based on its investment objectives rather than on the individual investment objectives of its investors. Securities traded in pooled investment vehicles in which ownership affiliated with Oak Value exceeds 25% ("Substantially Affiliated Private Funds") are specifically included in this definition.

            Covered Security does not include:
            o     direct obligations of the Government of the United States;
            o bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
            o shares issued by registered open-end investment companies (other than exchange-traded funds and other than an Affiliated
                  Fund); and
            o any instrument that is not a security as defined in Section 2(a)(36) of the 1940 Act. These instruments include, but are not limited to:
                  o     futures contracts;
                  o     options on futures contracts;


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                  o     general partnership  interests,  provided generally that
                        the general partnership interest entitles the owner to exercise management control over the partnership; and
                  o     direct interests in real estate.

      (7) "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

      (8) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (I.E., a private placement).

      (9) "MATERIAL" means that there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy or sell the securities in question or that the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the "total mix" of information available.

      (10) "NONPUBLIC" means information that has not been made available to investors generally. In this respect, one must be able to point to some fact to show that the information is generally public.

      (11) "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the writing of an option to purchase or sell a Covered Security and any securities convertible into a Covered Security.

      (12) A Covered Security "HELD OR TO BE ACQUIRED" means (i) any Covered Security which, within the most recent fifteen days (A) is or has been held by a client, or (B) is being or has been considered by the Adviser for purchase by a client; and (ii) any option to purchase or sell, any security convertible into or exchangeable for, any such Covered Security.

      (13) A Covered Security is "BEING PURCHASED OR SOLD" by the Adviser from the time when a purchase or sale decision has been made or a purchase or sale program has been transmitted to the person who places buy and sell orders for the Adviser until the time when such program has been fully completed or terminated.

C.    RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

      (1) PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION. No Access Person will, in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security held or to be acquired by a client:
            o     employ any device, scheme or artifice to defraud a client;
            o make any untrue statement of a material fact to a client or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;
            o engage in any act, practice or course of business which would operate as fraud or deceit on a client; or
            o     engage in any manipulative practice with respect to a client.

      (2) PRE-CLEARANCE REQUIRED. Unless specifically excepted under this Code, no Access Person may purchase or sell, directly or indirectly, any Covered Security in which such Access Person has (or by reason of such transaction acquires) any Beneficial Ownership without obtaining prior approval from the Compliance Officer in the manner prescribed by


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            the Compliance Officer. This pre-clearance  requirement also applies to Covered Securities proposed to be acquired by an Access Person in a Limited Offering.

      (3) PRE-CLEARANCE OF INITIAL PUBLIC OFFERINGS. No Access Person may directly or indirectly acquire beneficial ownership of any Covered Security in an Initial Public Offering without prior approval and clearance from the Compliance Officer and appropriate management personnel. Clearance may be granted if the Compliance Officer and management agree that, due to the nature of the investment, the possibility of conflicts is very unlikely to arise and the risk of abuse is minimal or non-existent. Purchases by Substantially Affiliated Private Funds are subject to this requirement in situations where there is an insufficient quantity of such offerings to satisfy client demand.

      (4) BLACKOUT PERIOD ON PERSONAL SECURITIES TRANSACTIONS. Except as specifically permitted by this Code, no Access Person may purchase or sell, directly or indirectly, any Covered Security in which such Access Person has (or by reason of such transaction acquires) any Beneficial Ownership on the same day that the same (or a related) Covered Security is being purchased or sold for an Affiliated Fund. Purchases and sales by Substantially Affiliated Private Funds are subject to this requirement in situations where there is an insufficient trading volume to satisfy client demand.


      (5) LIMITS ON PERSONAL GIFTS. No Access Person will accept from any person or entity (including clients and vendors) that does business with or on behalf of the Adviser ("Business Associate") a personal gift of more than DE MINIMIS value without the prior approval of the Compliance Officer. For purposes of this paragraph, "DE MINIMIS" means a fair market value of $250 or less. The solicitation or giving of personal gifts by Access Persons is also prohibited without prior approval. The Compliance Officer may exempt individuals or groups of individuals from the restrictions of this paragraph where the risk of abuse is minimal or non-existent.

            In addition, these restrictions do not apply to:
            o Usual and customary promotional items given to or received from Business Associates (E.G., hats, pens, T-shirts, mugs, and similar items marked with logos);
            o Normal and customary business meals and entertainment with Business Associates. For example, if an Access Person has a business meal or attends a sporting event or show with a Business Associate, that activity would not be subject to the restrictions of this paragraph, provided the Business
                  Associate is present. If, on the other hand, the Business Associate provides tickets to a sporting event and the Access Person attends the event without the Business Associate also being present, the tickets would be subject to the dollar limit set forth above; and
            o     Gifts based on family and personal relationships.

      (6)   INSIDER TRADING. No Access Person may:
            o engage in a transaction in any security while aware of material, nonpublic information regarding that security (so-called "insider trading");
            o communicate material, nonpublic information to any person who might use such information to purchase or sell securities (so-called "tipping");
            o disclose material, nonpublic or other confidential information to anyone, inside or outside the Adviser (including immediate family members), except on a strict need-to-know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient;
            o Recommend or suggest that any person engage in a transaction in any security while aware of material, nonpublic information about that security; or


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            o     Engage in a transaction,  for his or her own personal  account or for the account of any person, in any security while aware of material, nonpublic information regarding that security.

      (7) LIMITS ON DIRECTORSHIPS OF PUBLICLY TRADED COMPANIES. No Access Person may serve on the board of directors of a publicly traded company, absent prior written authorization from the Compliance Officer. The Compliance Officer will grant authorization only if the Compliance Officer determines in his or her reasonable judgement based on the facts known at the time and, if necessary, consultation with appropriate management personnel of the Adviser, that board service would not be inconsistent with the interests of the Adviser's clients. In the event board service is authorized, such individuals serving as directors will be isolated from those making investment decisions regarding the publicly traded company through procedures designed to safeguard against potential conflicts of interest, such as Chinese Wall policies or investment restrictions.

      (8) PERSONAL BENEFIT. No Access Person will cause or attempt to cause any client to purchase, sell or hold any Covered Security in a manner calculated to create any personal benefit to such Access Person or a member of his or her family. If an Access Person or a member of his or her family stands to materially benefit from an investment decision for a client that the Access Person is recommending or in which the Access Person is participating, the Access Person will disclose to the Compliance Officer and persons with authority to make investment decisions for the Adviser, any beneficial interest that the Access Person or a member of his or her family has in such Covered Security (or a related security), or the issuer thereof, where the decision could create a material benefit to the Access Person or a member of his or her family or the appearance of impropriety.

D.    EXEMPTIONS FROM PRE-CLEARANCE

      Transactions in the following Covered Securities are not subject to pre-clearance:

      (1) DRIPS. Purchases of equity securities held in dividend reinvestment plans ("DRIPs").

      (2) ADVISER CONTRIBUTIONS TO ACCESS PERSON RETIREMENT PLANS OR ACCOUNTS. Systematic purchases of shares of an Affiliated Fund made by the Adviser in Access Person Retirement Plans or accounts.

      (3) AUTOMATIC PURCHASE AND SALE TRANSACTIONS. Purchases or sales of shares in a Covered Security made as a result of an automatic or systematic investment OR WITHDRAWAL plan in which there are standing instructions for an institution to purchase or sell the same Covered Security on a reoccurring, regular and consistent basis (e.g. Automatic Investment Plan for an Affiliated Fund, Employee Stock Ownership Program).

      (4) RIGHTS OFFERINGS. Purchases effected on the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      (5) BROAD-BASED INDEX OPTIONS. Purchases or sales of index options or other securities that derive their value from indices designated by the Compliance Officer as broad-based.

      (6) CERTAIN LIMITED OFFERINGS. Because the possibility of conflicts are very unlikely to arise due to the nature of the investment, Access Persons are not required to seek pre-clearance of personal securities transactions in the following types of Limited Offerings:

            (a) FAMILY BUSINESS. Purchases or sales of Covered Securities issued in a Limited


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                  Offering by a small family  business of the Access Person that is unlikely, based on a reasonable good faith judgement and the facts known at the time of the purchase or sale, to make a public offering in the foreseeable future; provided, however,
                  that  the   investment   philosophy  of  the  Adviser  or  the
                  investment objectives and policies of each client account prohibit investments in such Limited Offerings and the Access Person is not aware of any current consideration by the Adviser to change such investment philosophy or investment objectives and policies. For purposes of this exception, a "family business" is an operating business that is primarily owned and/or controlled by the Access Person and members of his or her family. A family business does not include a partnership or other pooled vehicle that is engaged in the business of investing or trading in securities.

            (b) REAL ESTATE INVESTMENTS. Purchases or sales of Covered Securities issued in a Limited Offering by an entity that directly owns, deals in, or develops real estate; provided, however, that the investment philosophy of the Adviser or the investment objectives and policies of each client account prohibit investments in such private placements and the Access Person is not aware of any current consideration by the Adviser to change such investment philosophy or investment objectives and policies. This exception is not intended to exempt from pre-clearance personal securities transactions in a Limited Offering where the underlying entity does not invest in real estate interests directly, but rather holds securities that relate to real estate (E.G., a REIT).

      (7) OTHER. Purchases or sales of other securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

E.    APPLICATION OF PRE-CLEARANCE REQUIREMENT

      (1) AGGREGATED TRANSACTIONS. The Compliance Officer will generally grant clearance for transactions by Access Persons that are aggregated with contemporaneous client transactions; provided, however, that the transactions are executed in accordance with the Adviser's aggregation and allocation policy and procedures.

      (2) DE MINIMIS TRANSACTIONS. The Compliance Officer will generally grant clearance for the purchase or sale of any Covered Security by an Access Person if such purchase or sale qualifies as "DE MINIMIS" under this paragraph; provided, however, that clearance requests will not be granted for transactions in Covered Securities that are being considered for purchase or sale for a client, even if the transaction would qualify as DE MINIMIS under this paragraph.

            In determining whether a particular transaction is DE MINIMIS under this paragraph, the Compliance Officer will consult with investment management personnel and/or counsel, as appropriate. For this purpose, a transaction will be deemed "DE MINIMIS" if it satisfies any of the following standards:

            o NUMBER OF SHARES. Any transaction in an actively traded Covered Security for 1,000 shares or less. In the case of a less liquid Covered Security, the Compliance Officer will use a share amount threshold that is appropriate in light of the trading characteristics of the Covered Security and the potential for harm to the interests of clients;

            o DOLLAR VALUE OF TRANSACTION. Any transaction in an actively traded Covered Security with a dollar value of $25,000 or less. In the case of a less liquid


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                  security,  the  Compliance  Officer  will use a dollar  amount
                  threshold   that  is  appropriate  in  light  of  the  trading
                  characteristics of the Covered Security and the potential for harm to the interests of clients; or

            o RECENT TRADING VOLUME. Any transaction in a Covered Security that is less than 2% of the average daily trading volume for the past 10 days.

      (3) BLACKOUT PERIOD. Unless they qualify under paragraphs 1 or 2 of this section, the Compliance Officer will not grant clearance for securities transactions involving Covered Securities that are prohibited under the blackout period described in paragraph 4 of section C because the Covered Security (or a related security) is being purchased or sold by an Affiliated Fund on the same day. Such "related securities" include options and convertible securities. Thus, in the case of options, clearance will not be granted if the underlying security is being purchased or sold, or considered for purchase or sale by an Affiliated Fund. Similarly, clearance will not be granted for convertible securities if either the convertible securities themselves or the securities into which they are convertible are being purchased or sold by an Affiliated Fund.

      (4) SPECIAL CONSIDERATIONS FOR LIMITED OFFERINGS. In determining whether to approve a request for the purchase or sale of securities in a Limited Offering, the Compliance Officer will consider, among other things, the following:

            o POSSIBILITY OF FUTURE IMPACT ON CLIENTS. The Compliance Officer will consider whether there is any reasonable likelihood that the company making the Limited Offering, or any companies it owns or controls, might in the foreseeable future make an Initial Public Offering of securities that might be appropriate investments for clients. Among other things, the Compliance Officer will, as appropriate, consult with persons with the authority to make investment decisions for clients on behalf of the Adviser to determine whether, based on a reasonable judgement and the facts known at the time of the pre-clearance request, such securities would reasonably be expected to be appropriate investments for clients.

            o SIZE OF INVESTMENT. The Compliance Officer will consider the size of the potential investment (I.E., the percent of outstanding securities of the issuing entity of which the Access Person will be deemed to have Beneficial Ownership).

      (5) DISCRETION OF COMPLIANCE OFFICER. Notwithstanding the provisions of paragraphs 1 and 2 of this section, the Compliance Officer may refuse to grant clearance for any transaction if he or she deems the transaction to involve a conflict of interest, possible diversion of a corporate opportunity, or any appearance of impropriety.

      (6) PRE-CLEARANCE OF THE COMPLIANCE OFFICER'S PERSONAL SECURITIES TRANSACTIONS. The Compliance Officer will clear his or her own personal securities transactions in advance through the Alternate Review Officer who will fulfill the duties of the Compliance Officer with regard to the Compliance Officer's pre-clearance requests.

      (7) EFFECTIVENESS OF PRE-CLEARANCE. Clearance is effective, unless earlier revoked, until the earlier of: (i) the close of business on the trading day such clearance was granted, or (ii) the time the Access Person learns that the information provided to the Compliance Officer in such Access Person's request for clearance is not accurate. The Compliance Officer may grant a limited extension of the effectiveness of clearance for one or more additional days if the Compliance Officer and management agree that, due to the nature of the investment, the possibility of a conflict of interest is very unlikely to arise and on the condition that the Access Person provides the Compliance Officer with a copy of the


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            executed  pre-clearance  request  form as well  as  frequent  status reports  on the  settlement  of the  transaction.  Clearance  may be revoked  at any  time by the  Compliance  Officer  or the  Alternate
            Review  Officer.   Clearance   requests  will  not  be  granted  for
            transactions in Covered Securities that are being considered for purchase or sale for a client. This paragraph relates to all transactions, regardless of whether they would qualify as DE MINIMIS.

F.    REPORTING OBLIGATIONS

      (1) INITIAL HOLDINGS REPORT. Each Access Person must submit a list of all Covered Securities for which such Access Person had any direct or indirect Beneficial Ownership, as well as a list of any broker, dealer or bank account in which any securities are held for the direct or indirect benefit of the Access Person, as of the date such Access Person first becomes subject to this Code's reporting requirements. The Initial Holdings Report must be submitted to the Compliance Officer within 10 days of the date the Access Person becomes subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as EXHIBIT A.

      (2) ANNUAL HOLDINGS REPORT. On an annual basis, each Access Person must submit to the Compliance Officer a list of all Covered Securities for which such Access Person has any direct or indirect Beneficial Ownership, as well as a list of any broker, dealer or bank account in which any securities are held for the direct or indirect benefit of the Access Person. The list of Covered Securities and accounts contained in the Annual Holdings Report must be current as of a date no more than 30 days before the submission of the Annual Holdings Report. An Annual Holdings Report Form is attached as EXHIBIT B.

      (3)   QUARTERLY TRANSACTION REPORTS.

            (a) On a quarterly basis, each Access Person must report any transaction during a quarter in a Covered Security in which such Access Person has (or by virtue of the transaction acquires) any direct or indirect Beneficial Ownership, as well as any broker, dealer or bank account established during the quarter in which securities are held for the direct or indirect benefit of the Access Person. Each Access Person must submit the Quarterly Transaction Report to the Review Officer NO LATER THAN 10 days after the end of each calendar quarter. A Quarterly Transaction Report Form is included as EXHIBIT C.

            (b) In the event that no reportable transactions occurred during the quarter and no securities accounts were opened, the Access Person is still required to submit a Quarterly Transaction Report. The Access Person should note on the report that there were no reportable items during the quarter, and return it, signed and dated.

            (c) An Access Person is not required to list security transactions on a Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or periodic account statements received by the Compliance Officer. In order to rely on this reporting mechanism, the Access Person must arrange for the Compliance Officer to receive duplicate copies of trade confirmations and periodic account statements directly from the broker-dealer. The trade confirmations and periodic account statements must contain all required information and the Quarterly Transaction Report must be received by the Compliance Officer NO LATER THAN 10 days after the end of the calendar quarter.

      (4) EXEMPTIONS FROM REPORTING. Access Persons are not subject to the reporting requirements in (1), (2), and (3) above for purchases or sales effected for any account over which the Access Person does not have any direct or indirect influence or control.

      (5) ALTERNATE REVIEW OFFICER. The Compliance Officer will submit his or her own reports required by this section to the Alternate Review Officer who will fulfill the duties of the Compliance Officer with regard to the Compliance Officer's own reports.

      (6) DISCLAIMER OF BENEFICIAL OWNERSHIP. Any report required by this section may contain a statement that the report will not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

G.    REVIEW AND ENFORCEMENT

      (1) The Compliance Officer will notify each person who becomes an Access Person of the Adviser and who is required to report under this Code of their reporting requirements NO LATER THAN 10 days before the first quarter in which such person is required to begin reporting.

      (2) The Compliance Officer will, on a quarterly basis, compare all reported personal securities transactions with completed transactions of the Adviser's clients during the period to determine whether a violation of this Code may have occurred. In determining whether a violation occurred, the Compliance Officer will consult with appropriate management personnel of the Adviser and they will consider the facts and circumstances surrounding the occurrence along with the explanation and discussion thereof by interested and/or involved parties and their supervisors.

      (3) If a violation is found to have occurred, the Compliance Officer and appropriate management personnel of the Adviser will impose, after consultation with outside counsel (as appropriate), such corrective action as they deem appropriate under the circumstances.

H.    ADVISER'S RESPONSIBILITIES TO THE BOARD OF TRUSTEES OF AN AFFILIATED FUND

      (1) ANNUAL WRITTEN REPORT. At least annually, and more frequently as the Adviser deems necessary or appropriate or as the Board of Trustees of an Affiliated Fund may request, the Adviser will provide to the Board of Trustees a written report that:

                  (a) Describes any issues arising under the Code that arose during the prior year (or since the last report to the Board of Trustees), including, but not limited to, information about material violations of the Code and any resulting sanctions.

                  (b) Certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

      (2) MATERIAL AMENDMENTS TO THE CODE. The Adviser will promptly report to the Board of Trustees in writing any material amendment to the Code.

I.    RECORDS

The Adviser will maintain records in the manner and to the extent set forth below. Such records will be available for examination by representatives of the Securities and Exchange Commission.

      (1) A copy of this Code and any other code of ethics adopted by the Adviser that is, or at any time within the past five years has been, in effect (maintained in an easily accessible place).

      (2) A record of any violation of this Code and of any action taken or sanction imposed as a result of any such violation (maintained in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurs).

      (3) A copy of each report submitted under this Code, including any information provided in lieu of any such reports made under the Code (maintained for a period of at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place).

      (4) A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, and those persons who are or were responsible for reviewing the reports (maintained in an easily accessible place).

      (5) A copy of each annual report required by paragraph 1 of section H of this Code (maintained for at least five years from the end of the fiscal year in which such annual report is made, the first two years in an easily accessible place).

      (6) A copy of all written acknowledgments as required by paragraph 3 of section J of this Code for each person who is currently, or within the past five years was, a supervised person of the Adviser.

      (7) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in a Limited Offering (maintained for at least five years after the end of the fiscal year in which the approval is granted).

J.    MISCELLANEOUS

      (1) CONFIDENTIALITY. All reports of securities transactions and any other information filed with the Adviser pursuant to this Code will be treated as confidential; provided, however, that copies of such reports and information may be disclosed to the Securities and Exchange Commission or as may otherwise be required to comply with applicable law.

      (2) INTERPRETATION OF PROVISIONS. The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

      (3) ACKNOWLEDGMENT OF RECEIPT AND ANNUAL CERTIFICATION OF COMPLIANCE. All Adviser personnel will receive a copy of this Code and any amendments thereto. Within 10 days of receiving any initial or amended copy of this Code, and each year thereafter, each such person will sign and return the compliance certification attached as EXHIBIT D.

      (4) REPORTING VIOLATIONS. Any violation of this Code must be promptly reported to the Adviser's Chief Compliance Officer.

                       Oak Value Capital Management, Inc.

                  Individuals Referenced in the Code of Ethics*

--------------------------------------------------------------------------------


ACCESS PERSONS

Until further notice, all of the Adviser's employees are deemed Access Persons.


COMPLIANCE OFFICER(S)

(See Appendix A)

ALTERNATE REVIEW OFFICER(S)

(See Appendix A)

                                                                                                          EXHIBIT A
                                                                                                          ---------
                       Oak Value Capital Management, Inc.
                             Initial Holdings Report

-------------------------------------------------------------------------------------------------------------------
Name of Reporting                                           Date Person Became
Person:                  _____________________________      Subject to the Code:   _____________________________

Date Report Due:         _____________________________      Date Submitted:        _____________________________

Information Provided                                        [NOTE: Date person became subject to Code and as of
as of:                   _____________________________      date should be the same.]

Securities Holdings*  (Note:  Holdings in both Public and Private (I.E., limited offerings) Covered Securities are required to be reported, unless otherwise exempted under the Code.)

------------------------------------------------------ ------------------------ ------------------------------------
                 Name of Issuer and                         No. of Shares         Principal Amount, Maturity Date
              Title of Covered Security                    (if applicable)       and Interest Rate (if applicable)
------------------------------------------------------ ------------------------ ------------------------------------


------------------------------------------------------ ------------------------ ------------------------------------


------------------------------------------------------ ------------------------ ------------------------------------


------------------------------------------------------ ------------------------ ------------------------------------


------------------------------------------------------ ------------------------ ------------------------------------


------------------------------------------------------ ------------------------ ------------------------------------

[_]   I have no holdings in Covered Securities to report.
[_]   I have holdings in Covered Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the information  listed above.

* The report or recording of any holding in Covered Securities noted above will not be construed as an admission that I have beneficial ownership of one or more of the Covered Securities reported above.

Securities Accounts

------------------------------------------------------------------------------------------------------------------

             Name of Broker, Dealer or Bank                           Name(s) on and Type of Account
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------

[_]       I have no securities accounts to report.

I certify that I have included on this report all holdings in Covered Securities and accounts required to be reported pursuant to the Code of Ethics.

---------------------------------------------        ---------------------------
(Signature)                                          (Date)

                                                                                                 EXHIBIT B
                                                                                                 ---------

                       Oak Value Capital Management, Inc.
                             Annual Holdings Report

-------------------------------------------------------------------------------------------------------------------
Name of Reporting                                           Calendar Year Ended:   _______12/31/05_______________
Person:                  _____________________________

Date Report Due:         ______01/31/06________________     Date Submitted:        _____________________________

Information Provided                                        [NOTE: Information should be current as of a date no
as of:                   _____________________________      more than 30 days before this report is submitted.]

SECURITIES HOLDINGS* (Note:  Holdings in both Public and Private (I.E., limited offerings) Covered Securities are required to be reported, unless otherwise exempted under the Code.)

-------------------------------------------------- ------------------------- ------------------ ------------------------------------
               Name of Issuer and                   Ticker Symbol or CUSIP     No. of Shares      Market Value, (if a Bond, provide
            Title of Covered Security               Number if an Exchange     (if applicable)    Principal Amount, Maturity Date and
                                                       Traded Security                                     Interest Rate )
-------------------------------------------------- ------------------------- ------------------ ------------------------------------


-------------------------------------------------- ------------------------- ------------------ ------------------------------------


-------------------------------------------------- ------------------------- ------------------ ------------------------------------


-------------------------------------------------- ------------------------- ------------------ ------------------------------------


-------------------------------------------------- ------------------------- ------------------ ------------------------------------


-------------------------------------------------- ------------------------- ------------------ ------------------------------------

[_]   I have no holdings in Covered Securities to report for the year.
[_] I have holdings in Covered Securities in non-Oak Value accounts to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the information listed above.
[_] I have holdings in Covered Securities in Oak Value accounts to report and the information listed above is located on the trading report, which will be attached to this form.

* The report or recording of any holdings in Covered Securities noted above will not be construed as an admission that I have beneficial ownership of one or more of the Covered Securities reported above.

SECURITIES ACCOUNTS (This Information is Required)

---------------------------------------------------- -------------------- ------------------------------------------

          Name of Broker, Dealer or Bank              Date Account Was         Name(s) on and Type of Account
                                                         Established
---------------------------------------------------- -------------------- ------------------------------------------


---------------------------------------------------- -------------------- ------------------------------------------


---------------------------------------------------- -------------------- ------------------------------------------

[_]      I have no securities accounts to report for the year.

I certify that I have included on this report all holdings in Covered Securities and accounts required to be reported pursuant to the Code of Ethics.

---------------------------------------------        ---------------------------
(Signature)                                          (Date)

                                                                                                          EXHIBIT C
                                                                                                          ---------
                       OAK VALUE CAPITAL MANAGEMENT, INC.
                QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT

----------------------------------------------------------------------------------------------------------------------
        Name of Reporting                                           Calendar Quarter
        Person:                  __________________________         Ended:                 ___________________________

        Date Report Due:         __________________________         Date Submitted:        ___________________________

I.    SECURITIES TRANSACTIONS*

      TRANSACTIONS in both Public and Private (I.E., Limited Offerings) Covered Securities are required to be reported, unless otherwise exempted under the Code, for any account of the Access Person, or any account in which the Access Person or any household member, has a direct or indirect pecuniary interest.

      [_] I had NO transactions involving Covered Securities (including the Oak Value Fund) during the preceding calendar quarter that were required to be reported.
      [_] YES, I had transactions involving Covered Securities (which may or may not include the Oak Value Fund) during the preceding quarter as reported on: (Check those that apply)

            [_] Confirmations and Statements sent directly to Oak Value from the Broker/Dealer
            [_] The following grid (if additional space is needed, please attach the required information):

      ----------------- ---------------- ------------ ------------------- ------------------- -------- -----------------------------
          Date of       Name of Issuer     No. of     Principal Amount,        Type of         Price    Name of Broker, Dealer or
        Transaction           and        Shares (if   Maturity Date and      Transaction                Bank Effecting Transaction
                           Title of      applicable)  Interest Rate (if    (e.g., buy, sell
                            Covered                      applicable)          or other)
                           Security
      ----------------- ---------------- ------------ ------------------- ------------------- -------- -----------------------------

      ----------------- ---------------- ------------ ------------------- ------------------- -------- -----------------------------

      ----------------- ---------------- ------------ ------------------- ------------------- -------- -----------------------------

      * The report or recording of any transaction noted above will not be construed as an admission that I have beneficial ownership of one or more of the Covered Securities reported above.

II.   SECURITIES ACCOUNTS

      SECURITIES ACCOUNTS are required to be reported, unless otherwise exempted under the Code, for any account of the Access Person, or any account in which the Access Person or any household member, has a direct or indirect pecuniary interest. (Check those that apply)

      [_] NO new Securities Accounts were established during the preceding calendar quarter.
      [_] YES, new Securities Accounts were established during the quarter, and the information is provided below:

      ------------------------------------------------------------------------------------------------------------------------------

             Name of Broker, Dealer or Bank        Date Account was Established           Name(s) on and Type of Account
      ------------------------------------------------------------------------------------------------------------------------------


      ------------------------------------------------------------------------------------------------------------------------------


      ------------------------------------------------------------------------------------------------------------------------------

      [_] YES, during the quarter the following Securities Accounts were closed or are no longer Securities Accounts in which the Access Person or any household member has a direct or indirect pecuniary interest:

      ------------------------------ ------------------------------ ---------------------------------- -----------------------------
      Name of Broker, Dealer or      Date of                        Qualifying Event (e.g. Closed      Name(s) on and Type of
      Bank                           Termination/Qualifying Event   Account, Child moves out of home   Account
                                                                    & no longer a dependent)
      ------------------------------ ------------------------------ ---------------------------------- -----------------------------

      ------------------------------ ------------------------------ ---------------------------------- -----------------------------

      ------------------------------ ------------------------------ ---------------------------------- -----------------------------

                            (Continued on next page)


III.  GIFTS & ENTERTAINMENT

      [_] I did NOT receive, solicit or give any Gifts during the prior quarter.
      [_] YES, I received, solicited, or gave Gifts during the prior quarter, and reported all such information as required on the "Employee Gifts & Entertainment Log" located on the intranet within 10 days subsequent to the Gift event.
      [_] YES, I received, solicited or gave Gifts during the prior quarter, HOWEVER, they were one of the following: a) modest Gifts (e.g. hats, pens, T-Shirts, mugs and similar items marked with logos), b) normal and customary business meals and entertainment with Outside Parties, or c) Gifts based on family and personal relationships which would not be regarded by others as improper.

IV.   CERTIFICATION

     I certify that I have included on this report all transactions in Covered Securities and information for any new Security Accounts required to be reported pursuant to the Code of Ethics.

     ---------------------------------------------   ---------------------------
     (Signature)                                     (Date)


     Form Updtd: 9.13.07

                                                                       Exhibit D

                       Oak Value Capital Management, Inc.
                     Code of Ethics Compliance Certification

--------------------------------------------------------------------------------

               ACKNOWLEDGMENT OF RECEIPT OF INITIAL/ MODIFIED CODE

I certify that I:

      o     have received, read and reviewed the Code of Ethics;
      o     understand the policies and procedures in the Code;
      o     recognize that I am subject to such policies and procedures;
      o     understand   that   management  may  take   corrective   action  for
            non-compliance;
      o     will fully comply with the Code of Ethics;
      o will notify Compliance in a timely manner in the event I become aware of any exception or appearance of any violation; and
      o     have fully and accurately completed this Certification.


Signature:________________________       Date Submitted: _______________________


Name:     ________________________       Due Date:       _______________________
          (please print)


         ***************************************************************

                              ANNUAL CERTIFICATION

I certify that I:

      o     have received, read and reviewed the Code of Ethics;
      o     understand the policies and procedures in the Code;
      o     recognize that I am subject to such policies and procedures;
      o     understand   that   management  may  take   corrective   action  for
            non-compliance;
      o     will fully comply with the Code of Ethics;
      o will notify Compliance in a timely manner in the event I become aware of any exception or appearance of any violation;
      o have complied with the Code of Ethics and any applicable reporting requirements during this past year; any exceptions that I became aware of were brought to the attention of Compliance; and
      o     have fully and accurately completed this Certification.



Signature:________________________      Date Submitted:  _______________________


Name:     ________________________      Due Date:        _______________________
          (please print)

                                                                      APPENDIX A
                                                              (updated 09.14.07)


         Compliance Officer(s)

         Margaret C. Landis, Chief Compliance Officer


         Alternate Review Officer(s)

         David R. Carr, Jr., Chairman and CIO
         Rosanne S. Lissow, Head Trader
         Christy L. Phillips, Sr. VP and Director of Research
         Mary R. Macdonald, Sr. VP and Director of Client Management Outside Legal Counsel Representative